UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: June 15, 2015

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Amendment to Material Definitive Agreement.

As of June 15, 2015, Axion Power International, Inc. (the “Company”) received the agreement of the holders of over 65% of the then remaining outstanding 609,446 Company Series B warrants to amend and restate the May 2015 amendment to the October 2014 warrant agreement (“Agreement”), as permitted pursuant to Section 8.8 of the Agreement covering the Series B warrants, among the Company, the original holders of the Company Series B warrants and the Company’s warrant agent, Continental Stock Transfer& Trust. The Series B warrants were originally issued as part of the Company’s October 29, 2014 public offering. The parties have determined to eliminate the provision set forth in Section 2(b) of the original amendment, which has necessitated the amendment and restatement to the original amendment.

The amendments to the terms of the Series B warrants are as follows:

•	The definition of the term “Market Price” in Section 3.3.2.1 of the Warrant Agreement (which covers the further cashless exercises of the Series B warrants) is amended to be the higher of (i) $0.10 and (ii) 85% of the arithmetic average of the sum of the five lowest per share volume weighted average prices for the 15 trading days on the Nasdaq Capital Market (or if not on the Nasdaq Capital Market, on the Company’s then principal trading market) immediately prior to the date of exercise).

•	No later than July 12, 2015, the Company shall file a Schedule 14A proxy statement with the Commission requesting shareholder approval of the following amendment to the definition of “Market Price” (“Fixed Market Price Definition”): “Market Price” shall mean $0.10 (subject to adjustment for any stock split, reverse stock split, stock dividend, stock combination, recapitalization or other similar transaction) . The Company shall take all steps reasonably necessary to obtain such shareholder approval of the Fixed Market Price Definition as soon as practicable thereafter, but in no event later than September 12, 2015, and the Company shall cause the Board of Directors of the Company to recommend that the shareholders approve such amendment. If the Company is able to obtain such shareholder approval, the definition of Market Price in the first sentence of this subparagraph a. shall automatically be replaced with the Fixed Market Price Definition.

•	In consideration of the agreement by the holders of more than 65% of the remaining Series B warrants as set forth above, the Company has caused the initial Exercise Price of the Series A warrants to be reduced to $0.50 per share.

ITEM 9.01 EXHIBIT

Exhibit 99.1	Form of Amended and Restated Amendment to Warrant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 17, 2015

Axion Power International, Inc.

By:	/s/ Charles R. Trego
Charles R. Trego
Chief Financial Officer